Annual Report
March 31, 2013

CHURCHILL TAX-FREE FUND OF KENTUCKY
A tax-free income investment

Serving Kentucky Investors For Over 25 Years Churchill Tax-Free Fund of Kentucky “Economies of Scale”

May, 2013

Dear Fellow Shareholder:

     No, you’re not mistaken … you did just receive an annual report a mere three months ago.

     So, you might ask, “Why are you sending me an annual report now?” Management of your Fund is continuously looking for ways to streamline the services we provide to you and other shareholders. In turn, we oftentimes can not only improve the quality of the services we provide to you, but also reduce the costs to your Fund.

     With this in mind, we determined it would be beneficial for all of the Aquila Group of Funds tax-free bond funds to have a March 31st fiscal year end. A common fiscal year end will allow us to reduce the overall amount of financial, audit and legal review time and spreads the cost of such reviews over the seven tax-free bond funds in the Aquila Group of Funds, resulting in some economies of scale. It also allows the shareholders of all seven funds to be informed of pertinent issues at the same time.

     We understand that an additional report at this time may seem redundant. But, it is necessary this one time in order to comply with Securities and Exchange Commission regulations. Going forward, you will receive only the two required financial reports - a March 31st Annual Report and a September 30th Semi-Annual Report.

     One thing that hasn’t changed (and will never change) is our continued appreciation of your investment in Churchill Tax-Free Fund of Kentucky. We hope to continue serving you for many more fiscal year ends to come!

Sincerely,

Diana P. Herrmann, President

Consideration should be given to the risks of investing, including potential loss of value, market risk, interest rate risk, credit risk, and geographic concentration. Past performance does not guarantee future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. For certain investors, some dividends may be subject to Federal and state taxes, including the Alternative Minimum Tax.

NOT A PART OF THE ANNUAL REPORT

Serving Kentucky Investors For Over 25 Years Churchill Tax-Free Fund of Kentucky ANNUAL REPORT Management Discussion

Municipal Market and Fund Performance

     For the twelve months ended March 31, 2013, the Kentucky municipal market continued to perform well in comparison to other competitive asset classes like treasuries and mortgages. The overall municipal market posted attractive returns for the period as measured by the Barclays Capital Quality Intermediate Municipal Bond Index (the “Barclays Capital Index”), the benchmark which produced a total return of 3.85% for the twelve months ended March 31 2013. In contrast, Churchill Tax-Free Fund of Kentucky (the “Fund”) Class Y shares produced a total return of 4.64% for the twelve months ended March 31, 2013. This performance differed from the Barclays Capital Index as a result of a number of factors. For example,

•	While the credit quality of the Barclays Capital Index and the Fund both average AA2/AA3 the average life of the Barclays Capital Index is shorter at 6.6 years versus the Fund’s 6.95 years.

•
Although modified duration of the Fund and the Barclays Capital Index are similar, the Fund’s option adjusted/effective duration is approximately two and one half years longer than the Barclays Capital Index.

     We believe these portfolio construction attributes, along with specific security selection decisions, served to provide Fund shareholders with an attractive total return for the period relative to the Benchmark.

     The Fund’s Class Y share net asset value (“NAV”) stood at $10.85 on March 31, 2012. The low ebb for the year was reached at $10.84 a few days later on April 4th. The NAV made a steady climb from that point to reach an all-time high of $11.18 in early December. Reported hedge fund selling to book capital gains before year end, the tax deal with the President and sequestration contributed to a minor backup in the Fund’s NAV which closed the 12-month period at $10.98. The price performance from $10.85 to $10.98 represented a healthy appreciation. The Class Y shares achieved a total return of 4.64% for the reporting period.

     The U.S. Treasury market set the overall tone and direction for municipals in 2012. A few exceptions did occur with the ten-year Treasury hitting its all-time high in late July at 1.38% followed by the high quality ten-year municipal hitting its zenith at 1.47% in very late November. Municipals reacted to tax limiting considerations, while U.S. Treasuries seemed to react more forcefully to the political aspects of the Euro crisis.

     At the beginning of 2012, municipal yields exceeded U.S. Treasury yields by 10-20% over most maturity ranges. By the end of our March 31, 2013 fiscal year, a more normal 95% of the Treasury ten-year yield was being realized by municipals.

1

MANAGEMENT DISCUSSION (continued)

     Kentucky, with a lean fiscal year budget in place, issued 18% fewer bonds in 2012 versus 2011. This contrasts with the fact that nationwide on average, states issued 30% more in 2012 than they did in 2011. For the first three months of the 2012 calendar year, Kentucky has issued 3.3% more bonds than the like period in 2012. Every municipal entity was engaged throughout our Commonwealth in an attempt to refund their debt at a lower net interest cost. These refundings had the effect of raising the overall quality of our portfolio by pre-refunding and escrowing many of the issues we hold. This has shortened our effective duration to less than seven years. At the March 31st fiscal year end, the portfolio was comprised of 11.35% in these very high grade escrows, as compared to 4.48% on March 31, 2012. Through new purchases structured with 4% coupons, slightly longer intermediate maturities and ten-year calls, the average life of the Fund at March 31, 2013 was 6.95 years. We believe that these are advantageous attributes, which help us maintain current income and give the portfolio a defensive foothold.

U.S. and Kentucky Economy

     The economic forecast on a national basis is very diverse. Notable economists have predicted both fast and slower growth. A slower rate of growth is our preference. This envisions a 1-2% GDP growth for the year. This includes the political hiccups of debt ceiling and spending altercations along the way. Municipals could very well be extremely sensitive to lurking tax exemption proposals as they occur.

     Through the fourth quarter of 2012, Kentucky exhibited a remarkable resilience on the economic front. Using six indicators of economic health, Bloomberg ranks Kentucky the 11th best of the 50 states. The indicator is comprised of mortgage delinquencies, change in personal income, percent change in tax revenue, increase in employment, home prices and a Kentucky equity index. Considering the outcomes produced by our recently concluded Kentucky legislative session, this Bloomberg health indicator is a “breath of fresh air”.

Outlook and Strategy

     With interest rates near their all-time lows it is difficult to assume that rates will be headed lower. Certain defensive attributes of the portfolio (as of the March 31, 2013 year end) should insulate the move to either neutral or modestly higher rates over the next year. These attributes include an average coupon of over 4.59%, modified duration of 4.21 years, effective maturity of 4.84 years and weighted average maturity of 11.95 years.

     We believe your Fund’s performance has continued to be consistent with its investment objective of providing as high a level of income exempt from Federal and Kentucky state taxes, as is consistent with preservation of capital. We intend to actively pursue this objecting in the coming year.

Performance data represents past performance, but does not guarantee future results. Investment return and principal value will fluctuate; shares, when redeemed, may be worth more or less than their original cost; current performance may be lower or higher than the data presented.

NOT FDIC INSURED – NO BANK GUARANTEE – MAY LOSE VALUE

2 | Churchill Tax-Free Fund of Kentucky

PERFORMANCE REPORT

     The following graph illustrates the value of $10,000 invested in the Class Y shares of Churchill Tax-Free Fund of Kentucky for the 10-year period ended March 31, 2013 as compared with the Barclays Capital Quality Intermediate Municipal Bond Index (the “Barclays Capital Index”) and the Consumer Price Index (a cost of living index). The performance of each of the other classes is not shown in the graph but is included in the table below. It should be noted that the Barclays Capital Index does not include any operating expenses nor sales charges, and being nationally oriented, does not reflect state-specific bond market performance.

	Average Annual Total Return
	for periods ended March 31, 2013
				Since
Class and Inception Date	1 Year	5 Years	10 Years	Inception
Class A since 5/21/87
With Maximum Sales Charge	0.24%	4.78%	3.82%	5.57%
Without Sales Charge	4.39	5.63	4.25	5.74
Class C since 4/01/96
With CDSC*	2.49	4.72	3.36	3.89
Without CDSC	3.51	4.72	3.36	3.89
Class I since 8/06/01
No Sales Charge	4.33	5.48	4.10	4.36
Class Y since 4/01/96
No Sales Charge	4.64	5.79	4.41	4.92
Barclays Capital Index	3.85	5.27	4.46	5.79	(Class A)
				5.11	(Class C & Y)
				4.79	(Class I)

Total return figures shown for the Fund reflect any change in price and assume all distributions within the period were invested in additional shares. The rates of return will vary and the principal value of an investment will fluctuate with market conditions. Shares, if redeemed, may be worth more or less than their original cost. A portion of each class’s income may be subject to Federal and state income taxes and/or the Federal Alternative Minimum Tax (AMT). Past performance is not predictive of future investment results.

* CDSC = 1% contingent deferred sales charge imposed on redemptions made within the first 12 months after purchase

3 | Churchill Tax-Free Fund of Kentucky

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of
Churchill Tax-Free Fund of Kentucky:

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Churchill Tax-Free Fund of Kentucky as of March 31, 2013 and the related statements of operations for the period ended March 31, 2013 and the year ended December 31, 2012, the statements of changes in net assets for the period ended March 31, 2013 and each of the two years in the period ended December 31, 2012, and the financial highlights for the period ended March 31, 2013 and each of the five years in the period ended December 31, 2012. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2013, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Churchill Tax-Free Fund of Kentucky as of March 31, 2013, the results of its operations for the period ended March 31, 2013 and the year ended December 31, 2012, the changes in its net assets for the period ended March 31, 2013 and for each of the two years in the period ended December 31, 2012, and the financial highlights for the period ended March 31, 2013 and for each of the five years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 29, 2013

4 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	General Obligation Bonds (4.6%)	(unaudited)	Value

	Bowling Green, Kentucky
$500,000	2.000%, 06/01/15	Aa2/AA-	$515,005
	Campbell County, Kentucky Public
	Project
1,625,000	4.375%, 12/01/25 Syncora Guarantee,
	Inc. Insured	Aa2/NR	1,774,484
	Henderson County, Kentucky
330,000	3.000%, 11/01/20	Aa3/NR	355,987
	Highland Heights, Kentucky
500,000	5.125%, 12/01/38	A1/NR	550,185
	Lexington-Fayette Urban County,
	Kentucky
4,175,000	4.250%, 05/01/23 NPFG Insured	Aa2/AA	4,628,906
	Louisville & Jefferson County, Kentucky
955,000	4.200%, 11/01/22 NPFG Insured	Aa1/AA+**	1,053,623
	City of Owensboro, Kentucky, Refunding
	and Improvement, Unlimited Tax
1,355,000	4.000%, 06/01/30	Aa3/NR	1,428,319
	Warren County, Kentucky, Unlimited Tax
615,000	4.000%, 06/01/25	Aa2/AA-	677,927
635,000	4.000%, 06/01/26	Aa2/AA-	693,623
660,000	4.000%, 06/01/27	Aa2/AA-	714,397
	Total General Obligation Bonds		12,392,456

	Revenue Bonds (93.4%)

	Agencies (12.8%)
	Kentucky Asset & Liability Commission
	Federal Highway Notes
1,000,000	5.000%, 09/01/22 Series A	Aa3/AA	1,195,780
	Kentucky Asset & Liability Commission
	University of Kentucky Project
1,500,000	4.500%, 10/01/22 NPFG/ FGIC
	Insured	Aa2/AA-	1,614,360
500,000	5.000%, 10/01/25 Series B	Aa2/AA-	572,040
750,000	5.000%, 10/01/26 Series B	Aa2/AA-	855,960
1,000,000	5.000%, 10/01/27 Series B	Aa2/AA-	1,137,560

5 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Agencies (continued)
	Kentucky Economic Development
	Finance Authority Louisville Arena
	Project
$2,500,000	5.750%, 12/01/28 AGMC Insured	A3/AA-	$2,747,275
	Kentucky Rural Water Finance Corp.
205,000	4.250%, 08/01/19 NPFG Insured	Baa2/A+	217,189
460,000	5.000%, 02/01/20 NPFG Insured	Baa2/A+	463,514
210,000	4.250%, 08/01/20 NPFG Insured	Baa2/A+	221,796
200,000	4.375%, 08/01/22 NPFG Insured	Baa2/A+	211,832
240,000	4.500%, 08/01/23 NPFG Insured	Baa2/A+	254,518
180,000	4.500%, 02/01/24 NPFG Insured	Baa2/A+	181,800
255,000	4.500%, 08/01/24 NPFG Insured	Baa2/A+	270,257
355,000	4.600%, 02/01/25	NR/A+	383,489
435,000	4.000%, 02/01/26 Series 2012F	NR/A+	481,301
450,000	4.000%, 02/01/27 Series 2012F	NR/A+	493,808
290,000	4.500%, 08/01/27 NPFG Insured	Baa2/A+	303,856
375,000	4.000%, 02/01/28 Series 2012C	NR/A+	389,813
465,000	4.000%, 02/01/28 Series 2012F	NR/A+	507,599
245,000	4.600%, 08/01/28 NPFG Insured	Baa2/A+	256,684
305,000	4.000%, 02/01/29 Series 2012C	NR/A+	315,986
490,000	4.000%, 02/01/29 Series 2012F	NR/A+	530,111
315,000	4.625%, 08/01/29 NPFG Insured	Baa2/A+	329,761
470,000	4.000%, 02/01/30 Series 2012F	NR/A+	507,713
490,000	4.000%, 02/01/31 Series 2012F	NR/A+	527,343
515,000	4.000%, 02/01/32 Series 2012F	NR/A+	552,183
	Kentucky State Property and Buildings
	Commission
1,000,000	5.000%, 11/01/17 AMBAC Insured
	(pre-refunded)	A1/A+	1,027,640
1,020,000	5.000%, 11/01/20	Aa3/A+	1,216,350
1,375,000	5.375%, 11/01/23	Aa3/A+	1,621,936
2,820,000	5.750%, 04/01/24 Project 91	A1/A+	3,225,008
2,800,000	5.250%, 02/01/28 AGMC Insured	Aa3/AA-	3,163,188
750,000	5.500%, 11/01/28	Aa3/A+	853,470
2,500,000	5.000%, 02/01/29 AGMC Insured	Aa3/AA-	2,771,050
2,625,000	5.750%, 04/01/29 Project 91	A1/A+	2,941,995
2,000,000	5.000%, 08/01/30 Project 100	Aa3/A+	2,276,940
	Total Agencies		34,621,105

6 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Airports (6.8%)
	Kenton County, Kentucky Airport Board
	Airport Revenue
$1,300,000	5.000%, 03/01/23 NPFG Insured
	AMT	A3/A-	$1,301,339
	Lexington-Fayette Urban County Airport
	Board, Kentucky
1,555,000	5.000%, 07/01/28 2012 Series A
	AMT	Aa2/AA	1,752,190
400,000	5.000%, 07/01/29 2012 Series A
	AMT	Aa2/AA	449,372
350,000	5.000%, 07/01/30 2012 Series A
	AMT	Aa2/AA	392,021
750,000	5.000%, 07/01/31 2012 Series A
	AMT	Aa2/AA	834,398
	Louisville, Kentucky Regional Airport
	Authority
1,060,000	5.000%, 07/01/18 AMT	A2/A+	1,224,978
1,000,000	5.250%, 07/01/23 AGMC Insured
	AMT	A2/AA-	1,142,270
2,610,000	5.000%, 07/01/24 AMBAC Insured
	AMT	A2/A+	2,770,280
	Louisville & Jefferson County Regional
	Airport, Kentucky
1,000,000	5.250%, 07/01/18 AGMC Insured
	AMT	A2/AA-	1,009,860
2,000,000	5.250%, 07/01/20 AGMC Insured
	AMT	A2/AA-	2,012,900
1,370,000	5.250%, 07/01/21 AGMC Insured
	AMT	A2/AA-	1,378,124
3,390,000	5.250%, 07/01/22 AGMC Insured
	AMT	A2/AA-	3,409,255
275,000	5.375%, 07/01/23 AGMC Insured
	AMT	A2/AA-	275,402
500,000	5.000%, 07/01/25 NPFG Insured
	AMT	A2/A+	500,430
	Total Airports		18,452,819

7 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Colleges and Universities (6.7%)
	Berea, Kentucky Educational Facilities
	(Berea College)
$1,000,000	4.125%, 06/01/25	Aaa/NR	$1,048,390
	Boyle County, Kentucky College
	Refunding & Improvement
1,035,000	4.500%, 06/01/22 AGC Insured	A3/AA-	1,117,997
200,000	4.625%, 06/01/24 AGC Insured	A3/AA-	215,950
	Eastern Kentucky University General
	Receipts
1,250,000	4.000%, 10/01/27	Aa3/A+	1,323,863
	Lexington-Fayette, Kentucky Urban
	County Government Transylvania
	University Project
1,390,000	4.500%, 03/01/29	NR/A+	1,488,273
	Louisville & Jefferson County, Kentucky
	University of Louisville
525,000	5.000%, 06/01/20 AMBAC Insured	NR/NR*	553,334
	Murray State University Project, Kentucky
	General Receipts Revenue
745,000	4.500%, 09/01/23 AMBAC Insured	Aa3/A+	801,359
	University of Kentucky General Receipts
	Revenue
885,000	4.500%, 10/01/22 Syncora Guarantee,
	Inc. Insured	Aa2/AA-	984,970
1,545,000	4.500%, 10/01/23 Syncora Guarantee,
	Inc. Insured	Aa2/AA-	1,718,967
1,625,000	4.500%, 10/01/25 Syncora Guarantee,
	Inc. Insured	Aa2/AA-	1,802,076
1,010,000	4.500%, 10/01/26 Syncora Guarantee,
	Inc. Insured	Aa2/AA-	1,117,504
1,000,000	5.000%, 09/01/30	Aa2/AA-	1,144,480
	Western Kentucky University General
	Receipts Revenue
2,000,000	4.200%, 09/01/25 Series A NPFG
	Insured	Aa3/A+	2,092,520
2,475,000	4.200%, 09/01/26 Series A NPFG
	Insured	Aa3/A+	2,579,123
	Total Colleges and Universities		17,988,806

8 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Hospitals (11.9%)
	Jefferson County, Kentucky Health
	Facilities University Hospital
$1,050,000	5.250%, 07/01/22 NPFG Insured	Baa2/NR	$1,053,612
	Kentucky Economic Development
	Finance Authority, Baptist Healthcare
	System
4,795,000	5.375%, 08/15/24	A1/NR***	5,470,232
3,650,000	5.250%, 08/15/46	A1/NR***	4,009,635
	Kentucky Economic Development
	Finance Authority, Catholic Health
1,000,000	5.000%, 05/01/29	Aa3/AA-	1,029,540
	Kentucky Economic Development
	Finance Authority, Hospital Facilities
	St. Elizabeth Healthcare
1,000,000	5.500%, 05/01/39	NR/AA-***	1,117,310
	Kentucky Economic Development
	Finance Authority, Kings Daughter
	Medical Center
1,000,000	5.000%, 02/01/30	A1/A+	1,074,630
	Lexington-Fayette Urban County
	Government, Kentucky Public
	Facilities Co Lease, Eastern State
	Hospital
1,500,000	5.250%, 06/01/32	Aa3/A+	1,675,845
	Louisville & Jefferson County, Kentucky
	Louisville Medical Center
1,000,000	5.000%, 06/01/18 (pre-refunded)	NR/A	1,017,710
	Louisville & Jefferson County, Kentucky
	Metropolitan Government Health
	System, Norton Healthcare, Inc.
7,150,000	5.000%, 10/01/26	NR/A-****	7,526,305
1,600,000	5.000%, 10/01/30	NR/A-****	1,678,832
	Louisville & Jefferson County, Kentucky
	Metropolitan Government, Louisville
	Medical Center, Laundry Facility
	Project
695,000	4.250%, 05/01/23 Series 2012	NR/A	777,761

9 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Hospitals (continued)
	Louisville & Jefferson County, Kentucky
	Metropolitan Government, Louisville
	Medical Center, Steam & Chilled
	Water Plant Project
$915,000	4.250%, 05/01/22 Series 2012A	NR/A	$1,023,803
	Louisville & Jefferson County, Kentucky
	Metropolitan Government Revenue
	Refunding, Catholic Health Initiatives
2,000,000	5.000%, 12/01/30	Aa3/AA-	2,251,680
	Russell, Kentucky Bon Secours Health
	System
1,000,000	5.000%, 11/01/26 Series 2013	A3/A-	1,137,720
	Warren County, Kentucky, Warren
	County Community Hospital Corp.
680,000	4.000%, 10/01/29	NR/A	685,889
500,000	5.000%, 10/01/33	NR/A	556,725
	Total Hospitals		32,087,229

	Housing (4.7%)
	Kentucky Housing Corporation Housing
	Revenue
555,000	4.200%, 01/01/17	Aaa/AAA	562,171
470,000	4.800%, 01/01/18 AMT	Aaa/AAA	480,707
285,000	4.250%, 01/01/18	Aaa/AAA	288,508
575,000	4.800%, 07/01/18 AMT	Aaa/AAA	587,725
180,000	4.250%, 07/01/18	Aaa/AAA	182,149
610,000	4.800%, 07/01/20 AMT	Aaa/AAA	619,961
1,570,000	4.800%, 07/01/22 AMT	Aaa/AAA	1,627,949
1,635,000	5.000%, 01/01/23 AMT	Aaa/AAA	1,715,720
665,000	5.000%, 07/01/24 FHA Insured	Aaa/AAA	715,786
250,000	3.625%, 01/01/25	Aaa/AAA	261,515
865,000	4.500%, 07/01/25	Aaa/AAA	939,900
600,000	4.750%, 07/01/26	Aaa/AAA	636,450
315,000	4.850%, 07/01/29	Aaa/AAA	333,075
1,630,000	4.600%, 07/01/32 AMT	Aaa/AAA	1,715,249
540,000	5.150%, 07/01/39	Aaa/AAA	573,550
	Kentucky Housing Multifamily Mortgage
	Revenue
1,325,000	5.000%, 06/01/35 AMT	NR/NR*	1,334,805
	Total Housing		12,575,220

10 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Local Public Property (6.2%)
	Bracken County, Kentucky Public
	Properties Corp. Revenue
	Refunding - First Mortgage
$1,110,000	5.000%, 08/01/30	Aa3/NR	$1,258,474
	Grant County, Kentucky Public Property
	Corp. Justice Center Project
1,000,000	4.500%, 12/01/24	Aa3/NR	1,081,040
	Jefferson County, Kentucky Capital
	Projects
1,575,000	4.250%, 06/01/23 AGMC Insured	Aa2/NR***	1,730,988
1,950,000	4.375%, 06/01/24 AGMC Insured	Aa2/NR***	2,144,630
2,060,000	4.375%, 06/01/26 Series A AGMC
	Insured	Aa2/NR***	2,246,615
1,070,000	4.375%, 06/01/27 Series A AGMC
	Insured	Aa2/NR***	1,161,143
1,640,000	4.375%, 06/01/28 AGMC Insured	Aa2/NR***	1,770,872
	Kentucky Association of Counties
	Finance Corp. Financing Program
1,145,000	4.250%, 02/01/24	NR/AA-	1,234,573
515,000	4.000%, 02/01/25	NR/AA-	551,771
315,000	5.375%, 02/01/27	NR/AA-	351,464
330,000	5.375%, 02/01/28	NR/AA-	366,303
	Kentucky Bond Corp. Financing Program
915,000	5.125%, 02/01/28	NR/AA-	1,029,997
	Laurel County, Kentucky Public
	Property Corp. Justice Center Project
250,000	4.625%, 03/01/28	Aa3/NR	265,715
	Lexington-Fayette Urban County,
	Kentucky Public Facilities Revenue
500,000	4.125%, 10/01/23 NPFG Insured	Aa3/NR	533,420
500,000	4.250%, 10/01/26 NPFG Insured	Aa3/NR	524,825
	Warren County, Kentucky Justice Center
365,000	4.300%, 09/01/22 NPFG Insured	Aa3/NR	386,699
	Total Local Public Property		16,638,529

	Pollution Control (0.6%)
	Carroll County, Kentucky Environmental
	Facilities Revenue (Kentucky Utilities)
	AMT
1,500,000	5.750%, 02/01/26 AMBAC Insured	A2/A-	1,635,090

11 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	School Building Revenue (25.0%)
	Barren County, Kentucky School
	Building Revenue
$1,265,000	4.250%, 08/01/25 AGC Insured	Aa3/NR	$1,341,887
1,670,000	4.375%, 08/01/26 AGC Insured	Aa3/NR	1,770,434
	Boone County, Kentucky School District
	Finance Corp. School Building Revenue
1,000,000	4.125%, 08/01/22 Syncora Guarantee,
	Inc. Insured	Aa3/NR	1,044,350
1,580,000	4.500%, 08/01/23 AGMC Insured	Aa3/NR	1,691,232
1,250,000	4.125%, 03/01/25 AGMC Insured	Aa3/NR	1,322,337
	Bullitt County, Kentucky School
	District Finance Corp.
200,000	4.300%, 10/01/21 NPFG Insured
	(pre-refunded)	Aa3/NR	211,982
2,455,000	4.500%, 10/01/22 NPFG Insured
	(pre-refunded)	Aa3/NR	2,609,395
1,590,000	4.500%, 10/01/23 NPFG Insured
	(pre-refunded)	Aa3/NR	1,689,995
1,145,000	4.500%, 04/01/27	Aa3/NR	1,243,481
1,200,000	4.500%, 04/01/28	Aa3/NR	1,297,956
	Campbell County, Kentucky School
	District Finance Corp. School
	Building Revenue
340,000	3.500%, 08/01/22	Aa3/NR	363,824
	Christian County, Kentucky School
	District Finance Corp.
750,000	4.125%, 08/01/23 Syncora Guarantee,
	Inc. Insured (pre-refunded)	Aa3/NR	814,845
1,590,000	4.125%, 08/01/24 Syncora Guarantee,
	Inc. Insured (pre-refunded)	Aa3/NR	1,727,471
	Daviess County, Kentucky School
	District Finance Corp.
200,000	5.000%, 06/01/24 (pre-refunded)	Aa3/NR	210,934
	Fayette County, Kentucky School
	District Finance Corp.
5,000,000	4.250%, 04/01/23 AGMC Insured
	(pre-refunded)	Aa2/AA	5,387,200
4,335,000	4.375%, 05/01/26 AGMC Insured	Aa2/AA	4,720,208
750,000	4.250%, 06/01/29 Series A	Aa2/AA	807,817

12 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	School Building Revenue (continued)
	Floyd County, Kentucky School Finance
	Corporation School Building
$1,255,000	4.125%, 03/01/26 Syncora Guarantee,
	Inc. Insured	Aa3/NR	$1,287,341
	Fort Thomas, Kentucky Independent
	School District Finance Corp.
610,000	4.375%, 04/01/25	Aa3/NR	652,273
	Franklin County, Kentucky School
	District Finance Corp.
1,000,000	5.000%, 04/01/24 (pre-refunded)	Aa3/NR	1,047,250
1,135,000	4.000%, 04/01/24 Second Series	Aa3/NR	1,284,945
1,560,000	4.000%, 06/01/29	Aa3/NR	1,626,846
1,000,000	4.000%, 06/01/30	Aa3/NR	1,038,070
	Graves County, Kentucky School
	Building Revenue
1,260,000	5.000%, 06/01/22 (pre-refunded)	Aa3/NR	1,269,715
1,320,000	5.000%, 06/01/23 (pre-refunded)	Aa3/NR	1,330,177
	Jefferson County, Kentucky School
	District Finance Corp.
4,000,000	4.000%, 07/01/26 Series B	Aa2/AA-	4,354,080
	Jessamine County, Kentucky School
	District Finance Corp., School
	Building Revenue
1,365,000	4.000%, 08/01/32	Aa3/NR	1,433,291
	Kenton County, Kentucky School
	District Finance Corp.
445,000	4.300%, 04/01/22 AGC Insured	Aa3/NR	475,273
4,250,000	5.000%, 06/01/22 NPFG Insured
	(pre-refunded)	Aa3/NR	4,482,347
590,000	4.250%, 10/01/22 AGMC Insured	Aa3/NR	635,625
750,000	4.375%, 04/01/24 AGC Insured	Aa3/NR	797,468
325,000	4.400%, 04/01/26 AGC Insured	Aa3/NR	344,058
	Larue County, Kentucky School District
	Finance Corp.
270,000	4.500%, 07/01/21 NPFG Insured
	(pre-refunded)	Aa3/NR	304,247
470,000	4.500%, 07/01/22 NPFG Insured
	(pre-refunded)	Aa3/NR	529,615
785,000	4.500%, 07/01/23 NPFG Insured
	(pre-refunded)	Aa3/NR	884,569

13 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	School Building Revenue (continued)
	Laurel County, Kentucky School
	District Finance Corp.
$300,000	4.000%, 06/01/16 AGMC Insured	Aa3/NR	$327,246
	Magoffin County, Kentucky School
	District
375,000	4.250%, 08/01/23 AMBAC Insured	Aa3/NR	394,346
475,000	4.250%, 08/01/25 AMBAC Insured	Aa3/NR	495,952
	Ohio County, Kentucky School
	Building Revenue
790,000	4.500%, 05/01/24	Aa3/NR	857,426
325,000	4.500%, 05/01/25	Aa3/NR	350,655
	Oldham County, Kentucky School
	District Finance Corp.
500,000	5.000%, 05/01/19 NPFG Insured
	(pre-refunded)	Aa3/NR	525,600
1,000,000	4.500%, 09/01/27 NPFG Insured	Aa3/NR	1,043,010
1,370,000	4.000%, 09/01/32	Aa3/NR	1,467,640
	Owensboro, Kentucky Independent
	School District Finance Corp. School
	Building Revenue
890,000	4.375%, 09/01/24	Aa3/NR	971,595
	Pendleton County, Kentucky School
	District Finance Corp. School
	Building Revenue
730,000	4.000%, 02/01/23 NPFG Insured	Aa3/NR	762,646
	Pike County, Kentucky School Building
	Revenue
1,355,000	4.375%, 10/01/26 NPFG Insured	Aa3/NR	1,433,956
	Scott County, Kentucky School District
	Finance Corp.
1,115,000	4.200%, 01/01/22 AMBAC Insured
	(pre-refunded)	Aa3/NR	1,189,582
1,955,000	4.250%, 01/01/23 AMBAC Insured
	(pre-refunded)	Aa3/NR	2,087,471
1,560,000	4.300%, 01/01/24 AMBAC Insured
	(pre-refunded)	Aa3/NR	1,667,063
	Spencer County, Kentucky School
	District Finance Corp., School
	Building Revenue
1,000,000	4.500%, 08/01/27 AGMC Insured	Aa3/NR	1,065,440

14 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	School Building Revenue (continued)
	Warren County, Kentucky School
	District Finance Corp.
$295,000	4.125%, 02/01/23 NPFG Insured	Aa3/NR	$306,360
500,000	4.375%, 04/01/27 AGMC Insured	Aa3/NR	524,800
	Total Schools		67,503,326

	Turnpike/Highway (9.4%)
	Kentucky State Turnpike Authority
3,000,000	4.450%, 07/01/22 Series B	Aa2/AA+	3,314,340
3,500,000	5.000%, 07/01/25	Aa2/AA+	4,135,915
2,000,000	5.000%, 07/01/25 AMBAC Insured	Aa2/AA+	2,179,420
1,000,000	5.000%, 07/01/25	Aa2/AA+	1,157,260
2,750,000	5.000%, 07/01/27	Aa2/AA+	3,161,675
1,100,000	5.000%, 07/01/28	Aa2/AA+	1,261,722
5,000,000	5.000%, 07/01/29 Series A	Aa2/AA+	5,894,750
3,000,000	4.000%, 07/01/29	Aa2/AA+	3,243,030
1,000,000	5.000%, 07/01/30 Series A	Aa2/AA+	1,173,610
	Total Turnpike/Highway		25,521,722

	Utilities (9.3%)
	Campbell & Kenton Counties, Kentucky
	(Sanitation District)
1,695,000	4.300%, 08/01/24 NPFG Insured	Aa2/AA	1,858,313
300,000	4.300%, 08/01/27 NPFG Insured	Aa2/AA	326,856
2,370,000	4.000%, 08/01/27	Aa2/AA	2,553,912
1,450,000	4.300%, 08/01/28 NPFG Insured	Aa2/AA	1,574,874
	Henderson, Kentucky Electric System
	Revenue
250,000	4.000%, 12/01/24	A3/NR	262,945
	Kentucky State Municipal Power Agency,
	Prairie St. Project
1,000,000	5.000%, 09/01/23 AGMC Insured	A2/AA-	1,139,830
	Louisville & Jefferson County, Kentucky
	Metropolitan Sewer District
2,380,000	4.250%, 05/15/20 AGMC Insured	Aa3/AA	2,529,178
2,510,000	4.250%, 05/15/21 AGMC Insured	Aa3/AA	2,651,614
1,500,000	5.000%, 05/15/26 AGMC Insured	Aa3/AA	1,578,705
500,000	5.000%, 05/15/28 Series A	Aa3/AA	581,605
1,350,000	5.000%, 05/15/34	Aa3/AA	1,536,044
635,000	4.250%, 05/15/38 Series A AGMC
	Insured	Aa3/AA	662,864

15 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

		Rating
		Moody’s/
Principal		S&P
Amount	Revenue Bonds (continued)	(unaudited)	Value

	Utilities (continued)
	Northern Kentucky Water District
$1,000,000	5.000%, 02/01/26	Aa3/NR	$1,157,420
1,825,000	6.000%, 02/01/28 AGMC Insured	Aa3/NR	2,091,669
1,250,000	4.500%, 02/01/30	Aa3/NR	1,357,175
	Owensboro, Kentucky Electric and
	Power
1,000,000	5.000%, 01/01/21 AGMC Insured	A2/AA-	1,181,450
	Owensboro, Kentucky Water Revenue
500,000	5.000%, 09/15/27 AGMC Insured	A1/NR	553,105
	Owensboro-Daviess County, Kentucky
	Regional Water Resource Agency
	Wastewater Refunding &
	Improvement
930,000	4.375%, 01/01/27 Series A Syncora
	Guarantee, Inc. Insured	NR/A+	963,908
	Trimble County, Kentucky Environmental
	Facilities Revenue Refunding, Louisville
	Gas & Electric Co.
500,000	4.600%, 06/01/33 AMBAC Insured	A2/A-	516,795
	Total Utilities		25,078,262

	Total Revenue Bonds		252,102,108

	Total Investments (cost $248,997,931
	-note 4)	98.0%	264,494,564
	Other assets less liabilities	2.0	5,423,679
	Net Assets	100.0%	$269,918,243

*	Any security not rated (“NR”) by any of the Nationally Recognized Statistical Rating Organizations (“NRSRO” or “Credit Rating Agency”) has been determined by the Investment Adviser to have sufficient quality to be ranked in the top four credit ratings if a credit rating were to be assigned by a NRSRO.

	Fitch ratings
	** AAA *** AA **** A

16 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
SCHEDULE OF INVESTMENTS (continued)
MARCH 31, 2013

Percent of
Portfolio Distribution By Quality Rating (unaudited)	Investments†

Aaa of Moody’s or AAA of S&P or Fitch	5.0%
Pre-refunded bonds†† / Escrowed to maturity bonds	11.3
Aa of Moody’s or AA of S&P or Fitch	67.5
A of Moody’s or S&P or Fitch	15.1
Baa of Moody’s or BBB of S&P	0.4
Not rated*	0.7
100.0%
†	Where applicable, calculated using the highest rating of the three NRSROs.

††	Pre-refunded bonds are bonds for which U.S. Government Obligations usually have been placed in escrow to retire the bonds at their earliest call date.
PORTFOLIO ABBREVIATIONS
AGC - Assured Guaranty Corp.
AGMC - Assured Guaranty Municipal Corp.
AMBAC - American Municipal Bond Assurance Corp.
AMT - Alternative Minimum Tax
FGIC - Financial Guaranty Insurance Co.
FHA - Financial Housing Administration
NPFG - National Public Finance Guarantee
NR - Not Rated

See accompanying notes to financial statements.

17 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 2013

ASSETS
Investments at value (cost $248,997,931)	$264,494,564
Cash	2,192,685
Interest receivable	3,386,704
Receivable for Fund shares sold	484,914
Other assets	10,644
Total assets	270,569,511
LIABILITIES
Payable for Fund shares redeemed	247,064
Dividends payable	165,634
Management fees payable	91,797
Distribution and service fees payable	6,295
Accrued expenses	140,478
Total liabilities	651,268
NET ASSETS	$269,918,243
Net Assets consist of:
Capital Stock - Authorized an unlimited number of shares,
par value $0.01 per share	$246,044
Additional paid-in capital	254,905,172
Net unrealized appreciation on investments (note 4)	15,496,633
Undistributed net investment income	170,343
Accumulated net realized loss on investments	(899,949)
	$269,918,243
CLASS A
Net Assets	$215,397,542
Capital shares outstanding	19,635,362
Net asset value and redemption price per share	$10.97
Maximum offering price per share (100/96 of $10.97)	$11.43
CLASS C
Net Assets	$12,365,754
Capital shares outstanding	1,127,867
Net asset value and offering price per share	$10.96
Redemption price per share (*a charge of 1% is imposed on the redemption proceeds, or on the original price, whichever is
lower, if redeemed during the first 12 months after purchase)	$10.96	*
CLASS I
Net Assets	$7,498,496
Capital shares outstanding	683,839
Net asset value, offering and redemption price per share	$10.97
CLASS Y
Net Assets	$34,656,451
Capital shares outstanding	3,157,363
Net asset value, offering and redemption price per share	$10.98

See accompanying notes to financial statements.

18 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
STATEMENTS OF OPERATIONS

	Three Months Ended	Year Ended
	March 31, 2013†	December 31, 2012
Investment Income:

Interest income	$2,604,306	$10,626,264

Expenses:

Management fees (note 3)	268,373	1,048,307
Distribution and service fees (note 3)	114,533	437,928
Legal fees	39,979	111,428
Trustees’ fees and expenses (note 8)	30,804	119,888
Transfer and shareholder servicing agent
fees (note 3)	26,044	136,642
Auditing and tax fees	19,400	22,150
Fund accounting fees	9,106	36,425
Shareholders’ reports and proxy statements	7,960	34,480
Custodian fees (note 6)	4,518	24,637
Insurance	3,078	10,608
Registration fees and dues	2,124	14,407
Chief compliance officer services (note 3)	1,363	5,452
Miscellaneous	6,816	35,411
Total expenses	534,098	2,037,763

Expenses paid indirectly (note 6)	(115)	(1,830)
Net expenses	533,983	2,035,933
Net investment income	2,070,323	8,590,331

Realized and Unrealized Gain (Loss) on Investments:

Net realized gain (loss) from securities
transactions	321,262	166,188
Change in unrealized appreciation on
investments	(2,908,003)	5,413,033

Net realized and unrealized gain (loss) on
investments	(2,586,741)	5,579,221
Net change in net assets resulting from
operations	$(516,418)	$14,169,552

†	Effective December 1, 2012, the Fund changed its fiscal year end from December 31 to March 31. The information presented is for the period January 1, 2013 to March 31, 2013.

See accompanying notes to financial statements.

19 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
STATEMENTS OF CHANGES IN NET ASSETS

	Three Months Ended	Year Ended	Year Ended
	March 31, 2013†	December 31, 2012	December 31, 2011
OPERATIONS:
Net investment income	$2,070,323	$8,590,331	$8,811,487
Net realized gain (loss) from
securities transactions	321,262	166,188	(983,195)
Change in unrealized appreciation
on investments	(2,908,003)	5,413,033	13,926,233
Change in net assets from
operations	(516,418)	14,169,552	21,754,525

DISTRIBUTIONS TO SHAREHOLDERS (note 10):
Class A Shares:
Net investment income	(1,661,114)	(6,892,274)	(6,947,720)

Class C Shares:
Net investment income	(68,956)	(263,128)	(251,820)

Class I Shares:
Net investment income	(54,149)	(227,424)	(270,650)

Class Y Shares:
Net investment income	(281,831)	(1,173,201)	(1,319,975)
Change in net assets from
distributions	(2,066,050)	(8,556,027)	(8,790,165)

CAPITAL SHARE TRANSACTIONS (note 7):
Proceeds from shares sold	7,163,309	42,628,406	25,166,834
Reinvested dividends and
distributions	1,068,011	3,996,264	3,942,600
Cost of shares redeemed	(8,752,267)	(27,285,983)	(36,326,398)
Change in net assets from capital
share transactions	(520,947)	19,338,687	(7,216,964)

Change in net assets	(3,103,415)	24,952,212	5,747,396

NET ASSETS:
Beginning of period	273,021,658	248,069,446	242,322,050

End of period*	$269,918,243	$273,021,658	$248,069,446

* Includes undistributed net
investment income of:	$170,343	$166,095	$131,150

†	Effective December 1, 2012, the Fund changed its fiscal year end from December 31 to March 31. The information presented is for the period January 1, 2013 to March 31, 2013.

See accompanying notes to financial statements.

20 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2013

1. Organization

     Churchill Tax-Free Fund of Kentucky (the “Fund”), a non-diversified, open-end investment company, was organized in March, 1987 as a Massachusetts business trust and commenced operations on May 21, 1987. The Fund is authorized to issue an unlimited number of shares and, since its inception to April 1, 1996, offered only one class of shares. On that date, the Fund began offering two additional classes of shares, Class C and Class Y Shares. All shares outstanding prior to that date were designated as Class A Shares and are sold at net asset value plus a sales charge of varying size (depending upon a variety of factors) paid at the time of purchase and bear a distribution fee. Class C Shares are sold at net asset value with no sales charge payable at the time of purchase but with a level charge for service and distribution fees for six years thereafter. Class C Shares automatically convert to Class A Shares after six years. Class Y Shares are sold only through authorized financial institutions acting for investors in a fiduciary, advisory, agency, custodial or similar capacity, and are not offered directly to retail customers. Class Y Shares are sold at net asset value with no sales charge, no redemption fee, no contingent deferred sales charge (“CDSC”) and no distribution fee. On April 30, 1998, the Fund established Class I Shares which are offered and sold only through financial intermediaries and are not offered directly to retail customers. Class I Shares are sold at net asset value with no sales charge and no redemption fee or CDSC, although a financial intermediary may charge a fee for effecting a purchase or other transaction on behalf of its customers. Class I Shares carry a distribution and a service fee. All classes of shares represent interests in the same portfolio of investments and are identical as to rights and privileges but differ with respect to the effect of sales charges, the distribution and/or service fees borne by each class, expenses specific to each class, voting rights on matters affecting a single class and the exchange privileges of each class. On December 1, 2012, the Board of Trustees approved a change in the Fund’s fiscal and tax year end from December to March.

2. Significant Accounting Policies

     The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

a)
Portfolio valuation: Municipal securities which have remaining maturities of more than 60 days are valued each business day based upon information provided by a nationally prominent independent pricing service and periodically verified through other pricing services. In the case of securities for which market quotations are readily available, securities are valued by the pricing service at the mean of bid and asked quotations. If a market quotation or a valuation from the pricing service is not readily available, the security is valued at fair value determined in good faith under procedures established by and under the general supervision of the Board of Trustees. Securities which mature in 60 days or less are generally valued at amortized cost if their term to maturity at purchase is 60 days or less, or by amortizing their unrealized appreciation or depreciation on the 61st day prior to maturity, if their term to maturity at purchase exceeds 60 days.

21 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

b)
Fair value measurements: The Fund follows a fair value hierarchy that distinguishes between market data obtained from independent sources (observable inputs) and the Fund’s own market assumptions (unobservable inputs). These inputs are used in determining the value of the Fund’s investments and are summarized in the following fair value hierarchy:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, based on the best information available.

The inputs or methodology used for valuing securities are not an indication of the risk associated with investing in those securities.

The following is a summary of the valuation inputs, representing 100% of the Fund’s investments, used to value the Fund’s net assets as of March 31, 2013:

Valuation Inputs	Investments in Securities
Level 1 – Quoted Prices	$—
Level 2 – Other Significant Observable Inputs — Municipal Bonds*	264,494,564
Level 3 – Significant Unobservable Inputs	—
Total	$264,494,564

* See schedule of investments for a detailed listing of securities.

c)
Subsequent events: In preparing these financial statements, the Fund has evaluated events and transactions for potential recognition or disclosure through the date these financial statements were issued.

d)
Securities transactions and related investment income: Securities transactions are recorded on the trade date. Realized gains and losses from securities transactions are reported on the identified cost basis. Interest income is recorded daily on the accrual basis and is adjusted for amortization of premium and accretion of original issue and market discount.

22 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

e)
Federal income taxes: It is the policy of the Fund to continue to qualify as a regulated investment company by complying with the provisions of the Internal Revenue Code applicable to certain investment companies. The Fund intends to make distributions of income and securities profits sufficient to relieve it from all, or substantially all, Federal income and excise taxes.

Management has reviewed the tax positions for each of the open tax years (2010-2012) or expected to be taken in the Fund’s 2013 tax returns and has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements.

f)
Multiple class allocations: All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based on the relative net assets of each class. Class-specific expenses, which include distribution and service fees and any other items that are specifically attributed to a particular class, are also charged directly to such class on a daily basis.

g)
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

h)
Reclassification of capital accounts: Accounting principles generally accepted in the United States of America require that certain components of net assets relating to permanent differences be reclassified between financial and tax reporting. On March 31, 2013 the Fund decreased undistributed net investment income by $25 and increased additional paid-in capital by $25. These reclassifications had no effect on net assets or net asset value per share.

3. Fees and Related Party Transactions

a) Management Arrangements:

     Aquila Investment Management LLC (the “Manager”), a wholly-owned subsidiary of Aquila Management Corporation, the Fund’s founder and sponsor, serves as the Manager for the Fund under an Advisory and Administration Agreement with the Fund. Under the Advisory and Administration Agreement, the Manager provides all investment management and administrative services to the Fund. The Manager’s services include providing the office of the Fund and all related services as well as managing relationships with all of the various support organizations to the Fund such as the shareholder servicing agent, custodian, legal counsel, fund accounting agent, auditors and distributor. For its services, the Manager is entitled to receive a fee which is payable monthly and computed as of the close of business each day at the annual rate of 0.40 of 1% on the Fund’s average net assets.

23 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

     Under a Compliance Agreement with the Manager, the Manager is compensated by the Fund for Chief Compliance Officer related services provided to enable the Fund to comply with Rule 38a-1 of the Investment Company Act of 1940.

     Specific details as to the nature and extent of the services provided by the Manager are more fully defined in the Fund’s Prospectus and Statement of Additional Information.

b) Distribution and Service Fees:

     The Fund has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940. Under one part of the Plan, with respect to Class A Shares, the Fund is authorized to make distribution fee payments to broker-dealers or others (“Qualified Recipients”) selected by Aquila Distributors, Inc. (the “Distributor”) including, but not limited to, any principal underwriter of the Fund, with which the Distributor has entered into written agreements contemplated by the Rule and which have rendered assistance in the distribution and/or retention of the Fund’s shares or servicing of shareholder accounts. The Fund makes payment of this distribution fee at the annual rate of 0.15% of the Fund’s average net assets represented by Class A Shares. For the three months ended March 31, 2013, distribution fees on Class A Shares amounted to $80,299 of which the Distributor retained $2,521. For the year ended December 31, 2012, distribution fees on Class A Shares amounted to $314,707 of which the Distributor retained $10,586.

     Under another part of the Plan, the Fund is authorized to make payments with respect to Class C Shares to Qualified Recipients which have rendered assistance in the distribution and/or retention of the Fund’s Class C shares or servicing of shareholder accounts. These payments are made at the annual rate of 0.75% of the Fund’s average net assets represented by Class C Shares. For the three months ended March 31, 2013, these payments amounted to $22,911 and for the year ended December 31, 2012, amounted to $81,539. In addition, under a Shareholder Services Plan, the Fund is authorized to make service fee payments with respect to Class C Shares to Qualified Recipients for providing personal services and/or maintenance of shareholder accounts. These payments are made at the annual rate of 0.25% of the Fund’s average net assets represented by Class C Shares. For the three months ended March 31, 2013, these payments amounted to $7,637 and for the year ended December 31, 2012, amounted to $27,180. For the three months ended March 31, 2013, the total of these payments with respect to Class C Shares amounted to $30,548 of which the Distributor retained $6,531. For the year ended December 31, 2012, the total of these payments with respect to Class C Shares amounted to $108,719 of which the Distributor retained $21,174.

     Under another part of the Plan, the Fund is authorized to make payments with respect to Class I Shares to Qualified Recipients. Class I payments, under the Plan, may not exceed for any fiscal year of the Fund a rate (currently 0.20%), set from time to time by the Board of Trustees, of not more than 0.25% of the average annual net assets represented by the Class I Shares. In addition, Class I has a Shareholder Services Plan under which it may pay service fees (currently 0.15%) of not more than 0.25% of the average annual net assets represented by Class I Shares. That is, the total payments under both plans will not exceed 0.50% of such net assets. For the three months ended March 31, 2013, these payments were made at the average annual rate of 0.35% of such net assets and amounted to $6,450 of which $3,686 related to the Plan and $2,764 related to the Shareholder Services Plan. For the year ended December 31, 2012, these payments were made at the average annual rate of 0.35% of such net assets and amounted to $25,378 of which $14,502 related to the Plan and $10,876 related to the Shareholder Services Plan.

24 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

     Specific details about the Plans are more fully defined in the Fund’s Prospectus and Statement of Additional Information.

     Under a Distribution Agreement, the Distributor serves as the exclusive distributor of the Fund’s shares. Through agreements between the Distributor and various brokerage and advisory firms (“intermediaries”), the Fund’s shares are sold primarily through the facilities of these intermediaries having offices within Kentucky, with the bulk of any sales commissions inuring to such intermediaries. For the the three months ended March 31, 2013, total commissions on sales of Class A Shares amounted to $122,209 of which the Distributor received $11,956. For the year ended December 31, 2012, total commissions on sales of Class A Shares amounted to $572,126 of which the Distributor received $47,874.

4. Purchases and Sales of Securities

     During the the three months ended March 31, 2013, purchases of securities and proceeds from the sales of securities aggregated $5,196,200 and $6,905,564, respectively.

     At March 31, 2013, the aggregate tax cost for all securities was $248,827,589. At March 31, 2013, the aggregate gross unrealized appreciation for all securities in which there is an excess of value over tax cost amounted to $16,335,586 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over value amounted to $668,610 for a net unrealized appreciation of $15,666,976.

5. Portfolio Orientation

     Since the Fund invests principally and may invest entirely in double tax-free municipal obligations of issuers within Kentucky, it is subject to possible risks associated with economic, political, or legal developments or industrial or regional matters specifically affecting Kentucky and whatever effects these may have upon Kentucky issuers’ ability to meet their obligations.

6. Expenses

     The Fund has negotiated an expense offset arrangement with its custodian wherein it receives credit toward the reduction of custodian fees and other Fund expenses whenever there are uninvested cash balances. The Statement of Operations reflects the total expenses before any offset, the amount of offset and the net expenses.

25 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013
7. Capital Share Transactions

     Transactions in Capital Shares of the Fund were as follows:

	Three Months Ended	Year Ended	Year Ended
	March 31, 2013	December 31, 2012	December 31, 2011
SHARES
Class A Shares:
Shares sold	396,802	2,973,701	1,824,609
Reinvested distributions	84,696	318,731	325,789
Shares redeemed	(587,368)	(1,906,698)	(1,956,032)
Net change	(105,870)	1,385,734	194,366
Class C Shares:
Shares sold	92,257	383,020	236,851
Reinvested distributions	4,473	16,303	16,791
Shares redeemed	(98,863)	(142,259)	(225,140)
Net change	(2,133)	257,064	28,502
Class I Shares:
Shares sold	10,965	4,350	–
Reinvested distributions	4,760	20,003	25,000
Shares redeemed	–	(5,330)	(100,439)
Net change	15,725	19,023	(75,439)
Class Y Shares:
Shares sold	148,345	516,524	319,880
Reinvested distributions	2,947	8,349	7,140
Shares redeemed	(106,165)	(426,153)	(1,204,352)
Net change	45,127	98,720	(877,332)
Total transactions in
Fund shares	(47,151)	1,760,541	(729,903)
DOLLARS
Class A Shares:
Proceeds from shares sold	$4,382,930	$32,697,942	$19,277,035
Reinvested distributions	933,790	3,504,972	3,428,267
Cost of shares redeemed	(6,489,971)	(20,984,314)	(20,369,092)
Net change	(1,173,251)	15,218,600	2,336,210
Class C Shares:
Proceeds from shares sold	1,018,288	4,212,313	2,512,229
Reinvested distributions	49,263	179,179	176,711
Cost of shares redeemed	(1,093,437)	(1,564,065)	(2,376,054)
Net change	(25,886)	2,827,427	312,886
Class I Shares:
Proceeds from shares sold	121,600	47,700	–
Reinvested distributions	52,454	220,021	262,539
Cost of shares redeemed	–	(59,058)	(1,069,349)
Net change	174,054	208,663	(806,810)
Class Y Shares:
Proceeds from shares sold	1,640,491	5,670,451	3,377,570
Reinvested distributions	32,504	92,092	75,083
Cost of shares redeemed	(1,168,859)	(4,678,546)	(12,511,903)
Net change	504,136	1,083,997	(9,059,250)
Total transactions in
Fund shares	$(520,947)	$19,338,687	$(7,216,964)

26 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

8. Trustees’ Fees and Expenses

     At March 31, 2013 there were 7 Trustees, one of whom is affiliated with the Manager and is not paid any fees. The total amount of Trustees’ service fees (for carrying out their responsibilities) and attendance fees paid during the three months ended March 31, 2013 was $24,053 and for the year ended December 31, 2012, the amount was $93,551. Attendance fees are paid to those in attendance at regularly scheduled quarterly Board Meetings and meetings of the independent Trustees held prior to each quarterly Board Meeting, as well as additional meetings (such as Audit, Nominating, Shareholder and special meetings). Trustees are reimbursed for their expenses such as travel, accommodations and meals incurred in connection with attendance at Board Meetings and at the Annual Meeting of Shareholders. For the three months ended March 31, 2013, such meeting-related expenses amounted to $6,751. For the year ended December 31, 2012, such meeting-related expenses amounted to $26,337.

9. Securities Traded on a When-Issued Basis

     The Fund may purchase or sell securities on a when-issued basis. When-issued transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. Beginning on the date the Fund enters into a when-issued transaction, cash or other liquid securities are segregated in an amount equal to or greater than the value of the when-issued transaction. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

10. Income Tax Information and Distributions

     The Fund declares dividends daily from net investment income and makes payments monthly. Net realized capital gains, if any, are distributed annually and are taxable. Dividends and capital gains distributions are paid in additional shares at the net asset value per share, in cash, or in a combination of both, at the shareholder’s option.

     The Fund intends to maintain, to the maximum extent possible, the tax-exempt status of interest payments received from portfolio municipal securities in order to allow dividends paid to shareholders from net investment income to be exempt from regular Federal and Commonwealth of Kentucky income taxes. Due to differences between financial statement reporting and Federal income tax reporting requirements, distributions made by the Fund may not be the same as the Fund’s net investment income, and/or net realized securities gains. Further, a small portion of the dividends may, under some circumstances, be subject to taxes at ordinary income and/or capital gain rates. For certain shareholders, some dividend income may, under some circumstances, be subject to the alternative minimum tax. As a result of the passage of the Regulated Investment Company Modernization Act of 2010 (“the Act”), losses incurred in this fiscal year and beyond retain their character as short-term or long-term, have no expiration date and are utilized before capital losses incurred prior to the enactment of the Act. At March 31, 2013, the Fund had capital loss carryforwards of $899,949 of which $112,779 expires in 2016, $175,082 expires in 2017 and $89,578 and $522,510 have no expiration and retain their character of short-term and long-term, respectively.

27 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2013

The tax character of distributions:

	Three Months Ended	Year Ended December 31,
	March 31, 2013	2012	2011
Net tax-exempt income	$2,066,050	$8,555,151	$8,790,165
Taxable income	–	876	–
	$2,066,050	$8,556,027	$8,790,165

As of March 31, 2013, the components of distributable earnings on a tax basis were as follows:

Capital loss carry forward	$(899,949)
Unrealized appreciation	15,666,976
Undistributed tax-exempt income	165,634
Other temporary differences	(165,634)
$14,767,027

The difference between book basis and tax basis undistributed income is due to the timing difference in recognizing dividends paid.

11. Ongoing Development

Beginning in December 2007 the three major credit rating agencies (Standard & Poor’s, Moody’s and Fitch) downgraded or eliminated ratings of the municipal bond insurance companies due to loss of capital from investments in subprime mortgages. Only a few insurers are now deemed to be investment grade. Thus, while certain bonds have insurance, some are no longer rated based upon the ratings of their insurers. Furthermore, because the ability of many of the Fund’s insurers to pay claims has been downgraded, the protection of such insurance has been diminished, and there is no assurance that some of them may be relied upon for payment.

28 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
FINANCIAL HIGHLIGHTS

For a share outstanding throughout each period

			Class A
	Three Months		Year Ended December 31,
	3/31/13 Ended†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$11.07		$10.84	$10.26	$10.51	$9.42	$10.38
Income (loss) from investment operations:
Net investment income(1)	0.08		0.36	0.39	0.40	0.41	0.40
Net gain (loss) on securities (both
realized and unrealized)	(0.10)		0.23	0.58	(0.25)	1.09	(0.92)
Total from investment operations	(0.02)		0.59	0.97	0.15	1.50	(0.52)
Less distributions (note 10):
Dividends from net investment income	(0.08)		(0.36)	(0.39)	(0.40)	(0.41)	(0.39)
Distributions from capital gains	–		–	–	–	–	(0.05)
Total distributions	(0.08)		(0.36)	(0.39)	(0.40)	(0.41)	(0.44)
Net asset value, end of period	$10.97		$11.07	$10.84	$10.26	$10.51	$9.42
Total return(not reflecting sales charge)	(0.14	)%(2)	5.53%	9.64%	1.38%	16.05%	(5.05)%
Ratios/supplemental data
Net assets, end of period (in millions)	$215		$219	$199	$186	$195	$170
Ratio of expenses to average net assets	0.77	%(3)	0.76%	0.77%	0.75%	0.76%	0.79%
Ratio of net investment income to
average net assets	3.11	%(3)	3.30%	3.73%	3.80%	3.96%	3.97%
Portfolio turnover rate	2	%(2)	12%	12%	8%	8%	14%

The expense ratios after giving effect to the expense offset for uninvested cash balances were:

Ratio of expenses to average net assets	0.77	%(3)	0.76%	0.77%	0.75%	0.76%	0.78%
_________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from December 31 to March 31. The information presented is for the period January 1, 2013 to March 31, 2013.

See accompanying notes to financial statements.

29 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class C
	Three Months		Year Ended December 31,
	3/31/13 Ended†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$11.07		$10.83	$10.25	$10.51	$9.42	$10.38
Income (loss) from investment operations:
Net investment income(1)	0.06		0.27	0.30	0.31	0.32	0.31
Net gain (loss) on securities (both
realized and unrealized)	(0.11)		0.24	0.58	(0.26)	1.09	(0.91)
Total from investment operations	(0.05)		0.51	0.88	0.05	1.41	(0.60)
Less distributions (note 10):
Dividends from net investment income	(0.06)		(0.27)	(0.30)	(0.31)	(0.32)	(0.31)
Distributions from capital gains	–		–	–	–	–	(0.05)
Total distributions	(0.06)		(0.27)	(0.30)	(0.31)	(0.32)	(0.36)
Net asset value, end of period	$10.96		$11.07	$10.83	$10.25	$10.51	$9.42
Total return(not reflecting CDSC)	(0.44	)%(2)	4.73%	8.72%	0.42%	15.06%	(5.85)%
Ratios/supplemental data
Net assets, end of period (in millions)	$12		$13	$9	$9	$4	$3
Ratio of expenses to average net assets	1.62	%(3)	1.61%	1.62%	1.59%	1.60%	1.64%
Ratio of net investment income to
average net assets	2.26	%(3)	2.43%	2.87%	2.90%	3.06%	3.10%
Portfolio turnover rate	2	%(2)	12%	12%	8%	8%	14%

The expense ratios after giving effect to the expense offset for uninvested cash balances were:

Ratio of expenses to average net assets	1.62	%(3)	1.61%	1.62%	1.59%	1.60%	1.63%
_________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from December 31 to March 31. The information presented is for the period January 1, 2013 to March 31, 2013.

See accompanying notes to financial statements.

30 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class I
	Three Months		Year Ended December 31,
	3/31/13 Ended†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$11.07		$10.83	$10.25	$10.51	$9.42	$10.38
Income (loss) from investment operations:
Net investment income(1)	0.08		0.34	0.37	0.39	0.39	0.38
Net gain (loss) on securities (both
realized and unrealized)	(0.10)		0.24	0.58	(0.27)	1.09	(0.91)
Total from investment operations	(0.02)		0.58	0.95	0.12	1.48	(0.53)
Less distributions (note 10):
Dividends from net investment income	(0.08)		(0.34)	(0.37)	(0.38)	(0.39)	(0.38)
Distributions from capital gains	–		–	–	–	–	(0.05)
Total distributions	(0.08)		(0.34)	(0.37)	(0.38)	(0.39)	(0.43)
Net asset value, end of period	$10.97		$11.07	$10.83	$10.25	$10.51	$9.42
Total return	(0.18	)%(2)	5.47%	9.48%	1.13%	15.89%	(5.16)%
Ratios/supplemental data
Net assets, end of period (in millions)	$7		$7	$7	$7	$8	$8
Ratio of expenses to average net assets	0.94	%(3)	0.91%	0.92%	0.90%	0.90%	0.93%
Ratio of net investment income to
average net assets	2.94	%(3)	3.15%	3.58%	3.64%	3.82%	3.83%
Portfolio turnover rate	2	%(2)	12%	12%	8%	8%	14%

The expense ratios after giving effect to the expense offset for uninvested cash balances were:

Ratio of expenses to average net assets	0.94	%(3)	0.91%	0.92%	0.90%	0.90%	0.92%
_________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from December 31 to March 31. The information presented is for the period January 1, 2013 to March 31, 2013.

See accompanying notes to financial statements.

31 | Churchill Tax-Free Fund of Kentucky

CHURCHILL TAX-FREE FUND OF KENTUCKY
FINANCIAL HIGHLIGHTS (continued)

For a share outstanding throughout each period

			Class Y
	Three Months		Year Ended December 31,
	3/31/13 Ended†		2012	2011	2010	2009	2008
Net asset value, beginning of period	$11.08		$10.84	$10.26	$10.52	$9.43	$10.39
Income (loss) from investment operations:
Net investment income(1)	0.09		0.38	0.41	0.42	0.42	0.41
Net gain (loss) on securities (both
realized and unrealized)	(0.10)		0.24	0.58	(0.26)	1.09	(0.91)
Total from investment operations	(0.01)		0.62	0.99	0.16	1.51	(0.50)
Less distributions (note 10):
Dividends from net investment income	(0.09)		(0.38)	(0.41)	(0.42)	(0.42)	(0.41)
Distributions from capital gains	–		–	–	–	–	(0.05)
Total distributions	(0.09)		(0.38)	(0.41)	(0.42)	(0.42)	(0.46)
Net asset value, end of period	$10.98		$11.08	$10.84	$10.26	$10.52	$9.43
Total return	(0.10	)%(2)	5.78%	9.81%	1.44%	16.21%	(4.88)%
Ratios/supplemental data
Net assets, end of period (in millions)	$35		$34	$33	$40	$46	$37
Ratio of expenses to average net assets	0.62	%(3)	0.61%	0.62%	0.60%	0.61%	0.64%
Ratio of net investment income to
average net assets	3.26	%(3)	3.45%	3.89%	3.95%	4.10%	4.12%
Portfolio turnover rate	2	%(2)	12%	12%	8%	8%	14%

The expense ratios after giving effect to the expense offset for uninvested cash balances were:

Ratio of expenses to average net assets	0.62	%(3)	0.61%	0.62%	0.60%	0.61%	0.63%
_________________
(1)	Per share amounts have been calculated using the daily average shares method.
(2)	Not annualized.
(3)	Annualized.
†	Effective December 1, 2012, the Fund changed its fiscal year end from December 31 to March 31. The information presented is for the period January 1, 2013 to March 31, 2013.

See accompanying notes to financial statements.

32 | Churchill Tax-Free Fund of Kentucky

Additional Information (unaudited)

Trustees(1)
and Officers
Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

Interested Trustee(5)

Diana P. Herrmann New York, NY (1958)	Trustee since 1995 and President since 1999
Vice Chair and Chief Executive Officer of Aquila Management Corporation, Founder and Sponsor of the Aquila Group of Funds(6) and parent of Aquila Investment Management LLC, Manager, since 2004, President since 1997, Chief Operating Officer, 1997-2008, a Director since 1984, Secretary since 1986 and previously its Executive Vice President, Senior Vice President or Vice President, 1986-1997; Chief Executive Officer and Vice Chair since 2004, President and Manager since 2003, and Chief Operating Officer (2003-2008), of the Manager; Chair, Vice Chair, President, Executive Vice President and/ or Senior Vice President of funds in the Aquila Group of Funds since 1986; Director of the Distributor since 1997; Governor, Investment Company Institute (the U.S. mutual fund industry trade organization dedicated to protecting shareholder interests and educating the public about investing) for various periods since 2004, and head of its Small Funds Committee, 2004-2009; active in charitable and volunteer organizations.
			11	ICI Mutual Insurance Company, a Risk Retention Group (2006-2009 and since 2010); Vice Chair and Trustee of Pacific Capital Funds of Cash Assets Trust (three Aquila money-market funds) 2004-2012

Non-interested Trustees

Thomas A. Christopher Danville, KY (1947)	Chair of the Board of Trustees since 2005 and Trustee since 1992	Senior partner of Robinson, Hughes & Christopher, C.P.A.s, P.S.C., since 1977; Chairman of the Board, A Good Place for Fun, Inc., a sports facility, since 1987, President, 1987-2012; Director, Sunrise Children’s Services Inc., since 2010; Director, Global Outreach International, since 2011; currently or formerly active with various professional and community organizations.	5	None

33 | Churchill Tax-Free Fund of Kentucky

			Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

Non-interested Trustees

David A. Duffy North Kingstown, RI (1939)	Trustee since 2009	Retired Founder and Chairman of Duffy & Shanley, Inc., a marketing communications firm, 1973-2003; past Chairman of the Rhode Island Convention Center Authority, 2003-2011; past National Chairman, National Conference for Community & Justice (NCCJ); past Vice Chair, Providence College Board of Trustees; officer or director of numerous civic and non-profit organizations including Rhode Island Hospital.	2	Delta Dental of Rhode Island

Anne J. Mills Scottsdale, AZ (1938)	Trustee since 1987	President, Loring Consulting Company since 2001; Vice President for Business Management and CFO, Ottawa University, 1992-2001, 2006-2009; IBM Corporation, 1965-1991; currently active with various charitable, educational and religious organizations.	5	None

John J. Partridge Providence, RI (1940)	Trustee since 2009	Founding Partner, Partridge Snow & Hahn LLP, a law firm, Providence, Rhode Island, since 1988, Senior Counsel, since January 1, 2007; Assistant Secretary –Advisor to the Board, Aquila Narragansett Tax-Free Income Fund, 2005-2008, Trustee 2002-2005; director or trustee of various educational, civic and charitable organizations, including Ocean State Charities Trust, Memorial Hospital of Rhode Island, and The Pawtucket Foundation.	5	None

34 | Churchill Tax-Free Fund of Kentucky

Number of
	Positions		Portfolios
	Held with		in Fund
Name,	Fund and	Principal	Complex(4)	Other Directorships
Address(2)	Length of	Occupation(s)	Overseen	Held by Trustee
and Year of Birth	Service(3)	During Past 5 Years	by Trustee	During Past 5 Years

James R. Ramsey Louisville, KY (1948)	Trustee since 1987
President, University of Louisville since November 2002; Professor of Economics, University of Louisville, 1999-present; Kentucky Governor’s Senior Policy Advisor and State Budget Director, 1999-2002; Vice Chancellor for Finance and Administration, the University of North Carolina at Chapel Hill, 1998 to 1999; previously Vice President for Finance and Administration at Western Kentucky University, State Budget Director for the Commonwealth of Kentucky, Chief State Economist and Executive Director for the Office of Financial Management and Economic Analysis for the Commonwealth of Kentucky, Adjunct Professor at the University of Kentucky, Associate Professor at Loyola University-New Orleans and Assistant Professor at Middle Tennessee State University.
			2	Community Bank and Trust, Pikeville, KY and Texas Roadhouse Inc.

Laureen L. White North Kingstown, RI (1959)	Trustee since 2009	President, Greater Providence Chamber of Commerce, since 2005, Executive Vice President 2004-2005 and Senior Vice President, 1989-2002; Executive Counselor to the Governor of Rhode Island for Policy and Communications, 2003-2004.	2	None

35 | Churchill Tax-Free Fund of Kentucky

Positions
Held with
Name,	Fund and
Address(2)	Length of
and Year of Birth	Service(3)	Principal Occupation(s) During Past 5 Years

Trustee Emeritus(7)

Theodore T. Mason Hastings-on-Hudson, NY (1935)	Trustee Emeritus since 2011; Trustee 1987-2011
Executive Director, East Wind Power Partners LTD since 1994 and Louisiana Power Partners, 1999-2003; Assistant Treasurer, Fort Schuyler Maritime Alumni Association, Inc., successor to Alumni Association of SUNY Maritime College, since 2010 (Treasurer, 2004-2009, President, 2002-2003, First Vice President, 2000-2001, Second Vice President, 1998-2000) and director of the same organization since 1997; Director, STCM Management Company, Inc., 1973-2004; twice national officer of Association of the United States Navy (formerly Naval Reserve Association), Commanding Officer of four naval reserve units and Captain, USNR (Ret); Vice President and director, The Navy League of the United States New York Council since 2012 and director since 2002; trustee, The Maritime Industry Museum at Fort Schuyler, 2000-2004; and Fort Schuyler Maritime Foundation, Inc., successor to the Maritime College at Fort Schuyler Foundation, Inc., since 2000; Trustee, Hawaiian Tax-Free Trust since 1984 and Chair since 2004; Trustee Aquila Three Peaks High Income Fund since 2006; Trustee Emeritus, Churchill Tax-Free Fund of Kentucky and Narragansett Insured Tax-Free Income Fund since 2011; Trustee, 1987-2011 and 2009-2011, respectively; Trustee of Pacific Capital Funds of Cash Assets Trust (three Aquila money-market funds, consisting of Pacific Capital Cash Assets Trust (1984-2012), Pacific Capital Tax-Free Cash Assets Trust (1988-2012), and Pacific Capital U.S. Government Securities Cash Assets Trust (1988-2012)) and Chair of the Board of each, 2004-2012.

Officers

Charles E. Childs, III New York, NY (1957)	Executive Vice President since 2003 and Secretary since 2011
Executive Vice President of all funds in the Aquila Group of Funds and the Manager and the Manager’s parent since 2003; Chief Operating Officer of the Manager and the Manager’s parent since 2008; Secretary of all funds in the Aquila Group of Funds since 2011; formerly Senior Vice President, corporate development, Vice President, Assistant Vice President and Associate of the Manager’s parent since 1987; Executive Vice President, Senior Vice President, Vice President or Assistant Vice President of the Aquila money-market funds, 1988-2012; Director of the Distributor since 2012.

Marie E. Aro Denver, CO (1955)	Senior Vice President since 2010
Co-President of the Distributor since 2010, Vice President, 1993-1997; Senior Vice President, Aquila Three Peaks Opportunity Growth Fund since 2004; Senior Vice President, Tax-Free Trust of Arizona since 2010 and Vice President, 2004-2010; Senior Vice President, Aquila Three Peaks High Income Fund since 2006; Senior Vice President, Churchill Tax-Free Fund of Kentucky, Hawaiian Tax-Free Trust, Aquila Narragansett Tax-Free Income Fund, Tax-Free Fund For Utah, Tax-Free Fund of Colorado and Tax-Free Trust of Oregon since 2010; Vice President, INVESCO Funds Group, 1998-2003.

36 | Churchill Tax-Free Fund of Kentucky

Positions
Held with
Name,	Fund and
Address(2)	Length of
and Year of Birth	Service(3)	Principal Occupation(s) During Past 5 Years

Paul G. O’Brien Charlotte, NC (1959)	Senior Vice President since 2010
Co-President, Aquila Distributors, Inc. since 2010, Managing Director, 2009-2010; Senior Vice President of Aquila Three Peaks High Income Fund, Aquila Three Peaks Opportunity Growth Fund, and each of the Aquila Municipal Bond Funds since 2010; held various positions to Senior Vice President and Chief Administrative Officer of Evergreen Investments Services, Inc., 1997-2008; Mergers and Acquisitions Coordinator for Wachovia Corporation, 1994-1997.

Todd W. Curtis Phoenix, AZ (1949)	Vice President since 2004; Co-Portfolio Manager since 2009
Senior Vice President since 2004 and Portfolio Manager since 1886, Tax-Free Trust of Arizona; Vice President since 2004 and Co-Portfolio Manager since 2009, Churchill Tax-Free Fund of Kentucky, backup portfolio manager, 2004-2009; Vice President and Co-Portfolio Manager, Tax-Free Fund For Utah, since 2009; Vice President and Portfolio Manager, Banc One Investment Advisors, Inc. and its predecessors, 1981-2004.

Royden P. Durham Louisville, KY (1951)	Vice President and Co-Portfolio Manager since 2011
Vice President and Co-Portfolio Manager, Churchill Tax-Free Fund of Kentucky, since 2011; President, advEnergy solutions LLC, 2007-2011; Vice President and Trust Advisor, JP Morgan Chase, 2005-2006; Vice President and Trust Officer, Regions Morgan Keegan Trust, 2003-2005; Vice President Fixed Income and Equity Portfolios, The Sachs Company / Louisville Trust Company, 1986-2003.

Robert M. Waters Union, KY (1970)	Vice President since 2012
Vice President, Churchill Tax-Free Fund of Kentucky since 2012; Internal Sales Manager, Fifth Third Asset Management, Cincinnati, OH, 2010 - 2012, Regional Sales Director, 2012; Sales Associate, Russell Investments, Tampa, FL, 2008 - 2010; Financial Advisor, Bank of America Investment Services, Tampa FL, 2008; Product Specialist Manager - Asset Management Services, Raymond James Financial, St. Petersburg, FL, 2007 - 2008, Internal Wholesaler - Asset Management Services, 2004 - 2007, Account Executive - Raymond James Bank, 2002 - 2004; Certified Investment Management Analyst.

James T. Thompson Bountiful, Utah (1955)	Assistant Vice President since 2009
Vice President and Co-Portfolio Manager, Tax-Free Fund For Utah, since 2009; Assistant Vice President and Backup Portfolio Manager, Tax-Free Trust of Arizona and Churchill Tax-Free Fund of Kentucky, since 2009; Senior Vice President, First Security Bank/Wells Fargo Brokerage Services LLC, Salt Lake City, Utah 1991-2009.

37 | Churchill Tax-Free Fund of Kentucky

Positions
Held with
Name,	Fund and
Address(2)	Length of
and Year of Birth	Service(3)	Principal Occupation(s) During Past 5 Years

Randall S. Fillmore New York, NY (1960)	Chief Compliance Officer since 2012
Chief Compliance Officer of each fund in the Aquila Group of Funds, the Manager and the Distributor since 2012; Managing Director, Fillmore & Associates, 2009-2012; Fund and Adviser Chief Compliance Officer (2002-2009), Senior Vice President - Broker Dealer Compliance (2004-2009), Schwab Funds Anti Money Laundering Officer and Identity Theft Prevention Officer (2004-2009), Vice President - Internal Audit (2000-2002), Charles Schwab Corporation; National Director, Information Systems Risk Management - Consulting Services (1999-2000), National Director, Investment Management Audit and Business Advisory Services (1992-1999), Senior Manager, Manager, Senior and Staff Roles (1983-1992), PricewaterhouseCoopers LLP.

Joseph P. DiMaggio New York, NY (1956)	Chief Financial Officer since 2003 and Treasurer since 2000	Chief Financial Officer of each fund in the Aquila Group of Funds since 2003 and Treasurer since 2000.

Yolonda S. Reynolds New York, NY (1960)	Assistant Treasurer since 2010
Assistant Treasurer of each fund in the Aquila Group of Funds since 2010; Director of Fund Accounting for the Aquila Group of Funds since 2007; Investment Accountant, TIAA-CREF, 2007; Senior Fund Accountant, JP Morgan Chase, 2003-2006.

Lori A. Vindigni New York, NY (1966)	Assistant Treasurer since 2000
Assistant Treasurer of each fund in the Aquila Group of Funds since 2000; Assistant Vice President of the Manager or its predecessor and current parent since 1998; Fund Accountant for the Aquila Group of Funds, 1995-1998.

_______________________
(1) The Fund’s Statement of Additional Information includes additional information about the Trustees and is available, without charge, upon request by calling 800-437-1020 (toll-free) or by visiting www.aquilafunds.com or the EDGAR Database at the SEC’s internet site at www.sec.gov.
(2) The mailing address of each Trustee and officer is c/o Churchill Tax-Free Fund of Kentucky, 380 Madison Avenue, Suite 2300, New York, NY 10017.
(3) Each Trustee holds office until the next annual meeting of shareholders or until his or her successor is elected and qualifies. The term of office of each officer is one year.
(4) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.
(5) Ms. Herrmann is an interested person of the Fund as an officer of the Fund, as a director, officer and shareholder of the Manager’s corporate parent, as an officer and Manager of the Manager, and as a shareholder and director of the Distributor. Ms. Herrmann is the daughter of Lacy B. Herrmann, the Founder and former Trustee, Chairman and Chairman Emeritus of the Fund.
(6) The “Aquila Group of Funds” includes: Tax-Free Trust of Arizona, Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, Churchill Tax-Free Fund of Kentucky, Tax-Free Trust of Oregon, Aquila Narragansett Tax-Free Income Fund (Rhode Island) and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund and are called the “Aquila Municipal Bond Funds”; Aquila Three Peaks Opportunity Growth Fund, which is an equity fund; and Aquila Three Peaks High Income Fund, which is a high-income corporate bond fund.
(7) A Trustee Emeritus may attend Board meetings but has no voting power.

38 | Churchill Tax-Free Fund of Kentucky

Analysis of Expenses (unaudited)

     As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end sales charges with respect to Class A shares or contingent deferred sales charges (“CDSC”) with respect to Class C shares; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. The table below is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

     The table below is based on an investment of $1,000 invested on October 1, 2012 and held for the six months ended March 31, 2013.

Actual Expenses

     This table provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading “Expenses Paid During the Period”.

Six months ended March 31, 2013

	Actual
	Total Return	Beginning	Ending	Expenses
	Without	Account	Account	Paid During
	Sales Charges(1)	Value	Value	the Period(2)
Class A	0.74%	$1,000.00	$1,007.40	$3.80
Class C	0.31%	$1,000.00	$1,003.10	$8.04
Class I	0.75%	$1,000.00	$1,007.50	$4.60
Class Y	0.91%	$1,000.00	$1,009.10	$3.06

(1)
Assumes reinvestment of all dividends and capital gain distributions, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable CDSC with respect to Class C shares. Total return is not annualized, as it may not be representative of the total return for the year.

(2)
Expenses are equal to the annualized expense ratio of 0.76%, 1.61%, 0.92% and 0.61% for the Fund’s Class A, C, I and Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

39 | Churchill Tax-Free Fund of Kentucky

Analysis of Expenses (unaudited) (continued)
Hypothetical Example for Comparison Purposes

     The table below provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other mutual funds. To do so, compare this 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of other mutual funds.

     Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs with respect to Class A shares. The example does not reflect the deduction of CDSC with respect to Class C shares. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different mutual funds. In addition, if these transaction costs were included, your costs would have been higher.

Six months ended March 31, 2013

	Hypothetical
	Annualized	Beginning	Ending	Expenses
	Total	Account	Account	Paid During
	Return	Value	Value	the Period(1)
Class A	5.00%	$1,000.00	$1,021.14	$3.83
Class C	5.00%	$1,000.00	$1,016.90	$8.10
Class I	5.00%	$1,000.00	$1,020.34	$4.63
Class Y	5.00%	$1,000.00	$1,021.89	$3.07

(1)
Expenses are equal to the annualized expense ratio of 0.76%, 1.61%, 0.92% and 0.61% for the Fund’s Class A, C, I and Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

40 | Churchill Tax-Free Fund of Kentucky

Information Available (unaudited)

     Much of the information that the funds in the Aquila Group of Funds produce is automatically sent to you and all other shareholders. Specifically, you are routinely sent your Fund’s entire list of portfolio securities twice a year in the semi-annual and annual reports you receive. Additionally, under Fund policies, the Manager publicly discloses the complete schedule of the Fund’s portfolio holdings, as of each calendar quarter, generally by the 15th day after the end of each calendar quarter. Such information remains accessible until the next schedule is made publicly available. You may obtain a copy of the Fund’s portfolio holdings schedule for the most recently completed period by visiting the Fund’s website at www.aquilafunds.com. The Fund may also disclose other portfolio holdings as of a specified date (currently the Fund discloses its five largest holdings and/or sector holdings by value as of the close of the last business day of each calendar month in a posting to its website on approximately the 5th business day following the month end). This information remains on the website until the next such posting. Whenever you wish to see a listing of your Fund’s portfolio other than in your shareholder reports, please check our website at www. aquilafunds.com or call us at 1-800-437-1020.

     The Fund additionally files a complete list of its portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Forms N-Q are available free of charge on the SEC website at www.sec.gov. You may also review or, for a fee, copy the forms at the SEC’s Public Reference Room in Washington, D.C. or by calling 1-800-SEC-0330.

Proxy Voting Record (unaudited)

     During the 12 month period ended June 30, 2012, the Fund did not hold any portfolio securities for which the Fund was entitled to participate in proxy voting. Applicable regulations require us to inform you that the Fund’s proxy voting information is available on the SEC website at www.sec.gov.

Federal Tax Status of Distributions (unaudited)

     This information is presented in order to comply with a requirement of the Internal Revenue Code. No action on the part of shareholders is required.

     For the fiscal year ended March 31, 2013, $2,066,050 of dividends paid by Churchill Tax-Free Fund of Kentucky, constituting 100% of total dividends paid during fiscal year 2013, were exempt-interest dividends.

     Prior to February 15, 2013, shareholders were mailed the appropriate tax form(s) which contained information on the status of distributions paid for the 2012 calendar year.

41 | Churchill Tax-Free Fund of Kentucky

PRIVACY NOTICE (unaudited)

Churchill Tax-Free Fund of Kentucky

Our Privacy Policy. In providing services to you as an individual who owns or is considering investing in shares of the Fund, we collect certain non-public personal information about you. Our policy is to keep this information strictly safeguarded and confidential, and to use or disclose it only as necessary to provide services to you or as otherwise permitted by law. Our privacy policy applies equally to former shareholders and persons who inquire about the Fund.

Information We Collect. ”Non-public personal information” is personally identifiable financial information about you as an individual or your family. The kinds of non-public personal information we have about you may include the information you provide us on your share purchase application or in telephone calls or correspondence with us, and information about your fund transactions and holdings, how you voted your shares and the account where your shares are held.

Information We Disclose. We disclose non-public personal information about you to companies that provide necessary services to us, such as the Fund’s transfer agent, distributor, investment adviser or sub-adviser, if any, as permitted or required by law, or as authorized by you. Any other use is strictly prohibited. We do not sell information about you or any of our fund shareholders to anyone.

Non-California Residents: We also may disclose some of this information to another fund in the Aquila Group of Funds (or its service providers) under joint marketing agreements that permit the funds to use the information only to provide you with information about other funds in the Aquila Group of Funds or new services we are offering that may be of interest to you.

California Residents Only: In addition, unless you “opt-out” of the following disclosures using the form that was mailed to you under separate cover, we may disclose some of this information to another fund in the Aquila Group of Funds (or its sevice providers) under joint marketing agreements that permit the funds to use the information only to provide you with information about other funds in the Aquila Group of Funds or new services we are offering that may be of interest to you.

How We Safeguard Your Information. We restrict access to non-public personal information about you to only those persons who need it to provide services to you or who are permitted by law to receive it. We maintain physical, electronic and procedural safeguards to protect the confidentiality of all non-public personal information we have about you.

If you have any questions regarding our Privacy Policy, please contact us at 1-800-437-1020.

Aquila Investment Management LLC
Aquila Distributors, Inc.

This Privacy Policy also has been adopted by Aquila Investment Management LLC and Aquila Distributors, Inc. and applies to all non-public information about you that each of these companies may obtain in connection with services provided to the Fund or to you as a shareholder of the Fund.

42 | Churchill Tax-Free Fund of Kentucky

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Founders
     Lacy B. Herrmann (1929-2012)
Aquila Management Corporation, Sponsor

Manager
AQUILA INVESTMENT MANAGEMENT LLC
380 Madison Avenue, Suite 2300
New York, New York 10017

Board of Trustees
Thomas A. Christopher, Chair
David A. Duffy
Diana P. Herrmann
Anne J. Mills
John J. Partridge
James R. Ramsey
Laureen L. White

Officers
Diana P. Herrmann, President
Charles E. Childs, III, Executive Vice President and Secretary
Marie E. Aro, Senior Vice President
Paul G. O’Brien, Senior Vice President
Todd W. Curtis, Vice President and Co-Portfolio Manager
Royden P. Durham, Vice President and Co-Portfolio Manaager
Robert M. Waters, Vice President
Randall S. Fillmore, Chief Compliance Officer
Joseph P. DiMaggio, Chief Financial Officer and Treasurer

Distributor
AQUILA DISTRIBUTORS, INC. 380 Madison Avenue, Suite 2300 New York, New York 10017

Transfer and Shareholder Servicing Agent
BNY MELLON
4400 Computer Drive
Westborough, Massachusetts 01581

Custodian
JPMORGAN CHASE BANK, N.A.
1111 Polaris Parkway
Columbus, Ohio 43240

Independent Registered Public Accounting Firm
TAIT, WELLER & BAKER LLP
1818 Market Street, Suite 2400
Philadelphia, Pennsylvania 19103

Further information is contained in the Prospectus,
which must precede or accompany this report.